AMENDMENT NO.1 TO JOINT VENTURE AGREEMENT

          THIS AMENDMENT NO.1 (this "Amendment") TO JOINT VENTURE AGREEMENT between DB POTOMAC, INC. ("DB Potomac") and POTOMAC CAPITAL INVESTMENT CORPORATION ("Potomac Capital") is entered into as of the twenty-first day of January 2004.

WITNESSETH
WHEREAS, BT Potomac, Inc. ("BT Potomac") and Potomac Capital, as Venturers, entered into a Joint Venture Agreement dated as of September 1, 1984 (the "Joint Venture Agreement");
WHEREAS, on November 18, 2003, BT Potomac changed its corporate name to DB Potomac, Inc.;
WHEREAS, DB Potomac desires to change its address for notice purposes; and
WHEREAS, the Venturers desire to change the name of the joint venture to "PCI-DB Ventures".

          NOW THEREFORE, in consideration of the premises, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. All references to BT Potomac, Inc. are amended to refer to DB Potomac, Inc.
2. The defined term "BT Potomac" is deleted and the term "DB Potomac" substituted therefor.
3. Section 2.2 is deleted in its entirety and the following substituted therefor:
"2.2. Name. The business of the Joint Venture shall be conducted under the name of PCI-DB Ventures."
4. Section 7.1(a) is deleted in its entirety and the following substituted therefor:
"(a) if to DB Potomac: c/o Deutsche Bank AG New York 60 Wall Street, NYC 60-0391 New York, New York 10005 Attention: Brian J. McGuire"

          5.          This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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6. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Joint Venture Agreement.

          7.          Except as herein expressly modified or amended, the provisions, conditions and terms of the Joint Venture Agreement shall remain unchanged and in full force and effect. All parties executing this Amendment ratify and affirm the Joint Venture Agreement as amended hereby.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the day and year first above written.
DB POTOMAC, INC. By: /s/ B. J. McGUIRE Name: Brian J. McGuire Title: President
POTOMAC CAPITAL INVESTMENT CORPORATION By: /s/ LESLIE C. ZIMBERG Name: Leslie C. Zimberg Title: Sr. V.P. and General Counsel
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